                                                                      Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

                       THE BISYS, INC. AND SUBSIDIARIES
              For the Years Ended June 30, 1997, 1996 and 1995
                    (In thousands, except per share data)

                                                            1996          1996           1995
                                                          ---------     ---------      ---------
Primary:
--------

Net earnings (loss attributable to common stock           $  40,751     $  18,024      $  (6,484)
                                                          =========     =========      =========

Weighted average number of common shares outstanding         25,038        23,704         22,819
Common shares issuable under stock option plans               3,371         2,944          2,694
Less shares assumed repurchased with proceeds                (2,052)       (1,580)        (1,332)
                                                          ---------     ---------      ---------
Weighted average number of common and                        26,357        25,068         24,181
   common equivalent shares outstanding                   =========     =========      =========

Net earnings (loss) per common share                      $    1.55     $    0.72      $   (0.27)
                                                          =========     =========      =========


Fully Diluted:
--------------

Net earnings (loss attributable to common stock           $  40,751     $  18,024      $  (6,484)
                                                          =========     =========      =========

Weighted average number of common shares outstanding         25,038        23,704         22,819
Common shares issuable under stock option plans               3,371         2,944          2,694
Less shares assumed repurchased with proceeds                (1,860)       (1,256)        (1,332)
                                                          ---------     ---------      ---------
Weighted average number of common and                        26,549        25,392         24,181
   common equivalent shares outstanding                   =========     =========      =========

Net earnings (loss) per common share                      $    1.53     $    0.71      $   (0.27)
                                                          =========     =========      =========